EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Fuda Faucet Works, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), Wu Yiting, Chief Executive Officer, Wu Yaxu, Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 15, 2009

By:	/s/ Wu Yiting
Wu Yiting
Chief Executive Officer

By:	/s/ Wu Yaxu
Wu Yaxu
Chief Financial Officer